EXHIBIT 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, Mel Karmazin, the Chief Executive Officer of Sirius Satellite Radio Inc., certify that:
1.	I have reviewed the annual report on Form 10-K/A (Amendment No. 1) of Sirius Satellite Radio Inc. (this “report”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Mel Karmazin
Mel Karmazin
Chief Executive Officer (Principal Executive Officer)

April 29, 2008